UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 15, 2026
_______________________________________________________________________________

NRC Health
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

National Research Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.03 below under the heading “Declassification of the Board of Directors” is incorporated herein by reference.

On April 15, 2026, the Compensation and Talent Committee (the “Committee”) of the Board of Directors of NRC Health approved an amendment to the terms of the equity award made to Shane Harrison on September 29, 2025, which was comprised of 172,000 shares of restricted stock. The Committee amended the award to permit the voting and receipt of dividends with respect to unvested shares underlying the award.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2026, National Research Corporation (the “Company”) changed its corporate name to NRC Health (the “Name Change”) pursuant to an amendment to the Company’s certificate of incorporation filed with the Delaware Secretary of State and effective on April 15, 2026 (the “Charter Amendment”). Pursuant to Delaware law, a stockholder vote was not necessary to effectuate the Name Change and it does not affect the rights of the Company’s stockholders. The Company has used the brand name NRC Health since 2016. There is no change to the Company’s “NRC” ticker symbol on the NASDAQ Stock Market. A copy of the Charter Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Also on April 15, 2026, the Company’s Board of Directors (the “Board”) adopted and approved, effective April 15, 2026, amended and restated Bylaws of the Company (as amended and restated, the “A&R Bylaws”). The A&R Bylaws, among other things, reflect the Name Change. Additional changes made by the A&R Bylaws are described below.

Declassification of the Board of Directors

The A&R Bylaws declassify the Board. Previously, the Board was separated into three classes, with each class of directors serving a three-year term. Following the declassification, all directors will be subject to reelection on an annual basis at the Company’s annual shareholder meeting and will serve an approximately one-year term, or until their successors are duly elected and qualified.

In order to facilitate the implementation of the declassification at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), which is to be held on June 23, 2026, on April 15, 2026 each of the directors who had a term that was to extend beyond the Annual Meeting (which includes Donald Berwick, Trent Green, Michael Hays, Stephen Lockhart, and John Nunnelly) submitted a resignation as director, to be effective immediately prior to the election of directors at the Annual Meeting, resigning from the balance of their term. Directors Parul Bhandari and Penny Wheeler have terms that are already scheduled to expire at the Annual Meeting. All seven incumbent directors have been nominated by the Board for reelection at the Annual Meeting, to serve until the Company’s 2027 annual meeting of stockholders or until their successors are duly elected and qualified. The foregoing resignations are intended solely to facilitate the declassification of the Board and permit a stockholder vote to re-elect all current Board members at the Annual Meeting, and are not a result of any director’s disagreement with the Company or an indication of any director’s desire to cease serving on the Board.

Other Changes

In addition to the declassification of the Board, the A&R Bylaws:

●       Update certain deadlines, dates, and procedures for establishing an annual or special stockholder meeting and for stockholders to provide notice of the nomination of directors (outside of “proxy access”) and the submission of proposals for consideration at stockholder meetings;
●        Provide that the Board shall be comprised of a maximum of 12 directors (previously there was no maximum);
●        Specifically provide for the position of Chair of the Board and related authority and responsibilities; and
●        Contain certain other conforming, ministerial, administrative, and minor miscellaneous changes.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Bylaws of the Company, which are filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	3.1	Certificate of Amendment to Certificate of Incorporation of NRC Health, dated April 15, 2026

	3.2	Amended and Restated Bylaws of NRC Health as of April 15, 2026

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRC HEALTH
(Registrant)

Date: April 20, 2026	By:	/s/ Shane Harrison
Shane Harrison
Chief Financial Officer